QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2005

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ethan Allen Drive Danbury, CT (Address of principal executive offices)	06811 (Zip Code)

Registrant's telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[
]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[
]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[
]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[
]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 7.01    Regulation FD Disclosure

        Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") previously announced the launch of a $200.0 million offering of ten-year senior notes by Ethan Allen Global, Inc., its wholly-owned subsidiary. The senior notes will be guaranteed on a senior unsecured basis by Ethan Allen and certain of its subsidiaries. The Company intends to use the net proceeds from the offering to expand its retail network, invest in its manufacturing and logistics operations, and for other general corporate purposes.

        The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information is incorporated by reference herein. This information, some of which has not been previously publicly reported, is contained within the preliminary offering memorandum being furnished to investors in connection with the offering described above.

Item 9.01    Financial Statements and Exhibits

  (d)
  Exhibits

Exhibit	Description
99.1	Preliminary offering memorandum

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: September 21, 2005	By:	/s/ M. Farooq Kathwari M. Farooq Kathwari Chairman, President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit	Description
99.1	Preliminary offering memorandum

QuickLinks

INFORMATION TO BE INCLUDED IN REPORT
SIGNATURES
EXHIBIT INDEX